UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2006

UICI

(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(817) 255-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4e under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     On March 20, 2006, the Company issued a press release announcing that it had reached agreements in principle to resolve the purported class action lawsuits filed in Texas and Oklahoma (In Re: UICI Shareholder Litigation, pending in the District Court of Dallas County, Texas, E-101st Judicial District, Consolidated Cause No. 05-09693, and Scott v. UICI, et al. pending in the District Court of Oklahoma County, State of Oklahoma, Case No. CJ-2005-7731) relating to the pending acquisition of UICI by a group of private equity firms. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
               Not applicable
     (b) Pro Forma Financial Information
               Not applicable
     (c) Exhibits
99.1	—	Press release issued by the Company on March 20, 2006, announcing that it had reached agreements in principle to resolve purported class action lawsuits filed in Texas and Oklahoma relating to the pending acquisition of UICI by a group of private equity firms.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UICI

(Registrant)

Date: March 20, 2006	By	/s/ Mark D. Hauptman

Mark D. Hauptman Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	—	Press release issued by the Company on March 20, 2006, announcing that it had reached agreements in principle to resolve purported class action lawsuits filed in Texas and Oklahoma relating to the pending acquisition of UICI by a group of private equity firms.

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